Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated September 12, 2018, relating to the balance sheet of ChaSerg Technology Acquisition Corp. as of May 31, 2018, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 21, 2018 (inception) through May 31, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 4, 2018